UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2006

SERACARE LIFE SCIENCES, INC.

(Exact Name of Registrant as Specified in Charter)

California	0-33045	33-0056054
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
375 West Street West Bridgewater, MA		02379
(Address of principal executive offices)		(Zip Code)

(508) 580-1900

Registrant’s telephone number, including area code

1935 Avenida del Oro, Suite F, Oceanside, CA 92056

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 14, 2006, SeraCare Life Sciences, Inc. (the “Company”) entered into an employment agreement with Susan Vogt (the “Employment Agreement”), pursuant to which Ms. Vogt will serve as the Company’s President and Chief Executive Officer. As previously disclosed, on March 22, 2006, the Company filed a voluntary petition for reorganization under chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of California (the “Bankruptcy Court”). Accordingly and as set forth in the Employment Agreement, the Employment Agreement will not be effective unless and until approved by the Bankruptcy Court. For purposes of the Employment Agreement, the term “Effective Date” means the date on which the Company receives Bankruptcy Court approval of the Employment Agreement. The following summary of the Employment Agreement is qualified in its entirety by reference to the text of the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by this reference.

The Employment Agreement provides for an initial three-year term expiring on the third anniversary of the Effective Date. The term will be automatically extended for an additional one-year period on that date (and each subsequent anniversary of the Effective Date) unless either party gives written notice of its intent not to extend the term.

The Employment Agreement provides for an annual base salary of $350,000 and an annual incentive bonus opportunity based on the achievement of certain performance objectives to be established by the Board of Directors (or the Compensation Committee). Ms. Vogt’s target incentive bonus amount will be not less than 75% of her base salary. Ms. Vogt will be entitled to four (4) weeks vacation per year and to participate in the Company’s other benefit plans on terms consistent with those applicable to the Company’s employees generally. The Company will also reimburse Ms. Vogt up to $175,000 for costs and expenses associated with relocating to the area in which the Company’s principal offices are located.

If Ms. Vogt’s employment with the Company is terminated by the Company without “cause” or by Ms. Vogt for “good reason” (as such terms are defined in the Employment Agreement), subject to Ms. Vogt’s delivery of a release of claims in favor of the Company, Ms. Vogt will be entitled to a severance benefit equal to (i) one times her base salary at the annualized rate in effect on her severance date, (ii) a pro-rated amount of her incentive bonus for the year in which her severance date occurs, (iii) the cost of COBRA premiums for continued medical insurance coverage for Ms. Vogt and her spouse and dependent child(ren) until the first anniversary of her severance date (or, earlier, under the circumstances set forth in the Employment Agreement), (iv) immediately prior to her severance date, full vesting of all stock options granted to Ms. Vogt and (v) reimbursement, in an amount not to exceed $50,000, for executive outplacement services, if any, received by Ms. Vogt. Provided, however, that in the event that Ms. Vogt’s severance date occurs on or after the occurrence of both a Change in Control Event (as such term is defined in the Employment Agreement) and the effective date of the Company’s plan of reorganization as approved by the Bankruptcy Court, then the amount paid pursuant to clause (i) above would be equal to one and one-half times her base salary at the annual rate in effect on her severance date, and if the severance date were to occur after the first anniversary of the Effective Date, then the amount otherwise payable pursuant to clause (ii) above would be increased by one and one-half times Ms. Vogt’s target incentive bonus for the year in which the severance date occurs. The severance benefits determined pursuant to clauses (i) and (ii) above would be paid by the Company in a single lump sum not later than thirty (30) days after Ms. Vogt’s severance date.

If the Company provides notice of its election not to renew the term of the Employment Agreement, Ms. Vogt will be entitled to the severance benefits described in the preceding paragraph commencing upon the expiration of the term of the Employment Agreement.

In addition, on the Effective Date, Ms. Vogt will be granted a nonqualified stock option to purchase 450,000 shares of the Company’s common stock. The option will vest in annual installments over a three-year period following the date of grant, will have a term of 10 years, and will have an exercise price equal to the fair market value of the underlying shares on the date of grant. The foregoing summary of Ms. Vogt’s stock option grant is qualified in its entirety by reference to the text of the proposed form of stock option agreement, a copy of which is filed as Exhibit C to Exhibit 10.1 to this Current Report on Form 8-K.

As previously announced, on June 25, 2006, Thomas Lawlor notified the Company that he will not renew his employment agreement when it expires on December 13, 2006 and resigned as Global Chief Operating Officer of the Company (as well as from the additional responsibilities of President and Chief Executive Officer that he had previously assumed on an interim basis), effective as of July 15, 2006. In connection therewith, on July 14, 2006, the Company and Mr. Lawlor entered into a letter agreement (the “Letter Agreement”), effective as of the date on which the Company receives Bankruptcy Court approval of the Letter Agreement. The following summary of the Letter Agreement is qualified in its entirety by reference to the text of the Letter Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by this reference.

Pursuant to the Letter Agreement, Mr. Lawlor irrevocably resigned as an officer of the Company effective as of the close of business on July 15, 2006 and irrevocably resigned as an employee of the Company effective as of the close of business on December 13, 2006. In addition, the Letter Agreement amends Mr. Lawlor’s existing stock option agreement to provide that if he remains employed by the Company through December 13, 2006 and subject to his delivery of a release of claims in favor of the Company, then the Option (as such term is defined in his stock option agreement) will become fully vested as of December 13, 2006 and he will have until the 15th day of the third month following the date which is three months after the date of such termination of his employment in which to exercise the Option.

The Letter Agreement also amends Mr. Lawlor’s employment agreement with the Company to provide that from and after July 14, 2006 through the close of business on December 13, 2006, he will provide transition services to the Company, provided that after July 2006, he is not obligated to provide more than 20 hours of such services in any calendar month.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As of the Effective Date (as defined above), Susan Vogt, 52, will become the Company’s President and Chief Executive Officer. In connection with Ms. Vogt’s appointment, the Company and Ms. Vogt entered into the Employment Agreement, dated as of July 14, 2006, as described under Item 1.01 of this Current Report on Form 8-K. Such description is incorporated herein by reference.

Ms. Vogt was most recently President of the BioPharmaceutical Division of Millipore Corporation (NYSE:MIL), a multinational bioscience company, from January 2001 through May 2005, where she ran a $520 million division with more than 1,600 employees deployed in 23 countries. Prior to that, from June 1999 through January 2001, she was the Vice President and General Manager of the Laboratory Water Division of Millipore Corporation. Ms. Vogt holds an MBA from Boston University and a BA from Brown University.

As previously disclosed, on June 25, 2006, Thomas Lawlor notified the Company that he will not renew his employment agreement when it expires on December 13, 2006 and resigned as Global Chief Operating Officer of the Company (as well as from the additional responsibilities of President and Chief Executive Officer that he had previously assumed on an interim basis), effective as of July 15, 2006. In connection with Mr. Lawlor’s resignation, the Company and Mr. Lawlor entered into the Letter Agreement, dated as of July 14, 2006, as described under Item 1.01 of this Current Report on Form 8-K. Such description is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The exhibits to this Current Report on Form 8-K are listed in the Exhibit Index set forth elsewhere herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 17, 2006	SERACARE LIFE SCIENCES, INC.

/s/ Dr. Bernard Kasten
Dr. Bernard Kasten, Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement, dated July 14, 2006, between SeraCare Life Sciences, Inc. and Susan Vogt

10.2	Letter Agreement, dated July 14, 2006, between SeraCare Life Sciences, Inc. and Thomas Lawlor

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